UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2013 (September 24, 2013)

LAREDO PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 24, 2013, Laredo Petroleum Holdings, Inc. (the “Company”) was informed that Warburg Pincus Private Equity IX, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P. (together, "Warburg Pincus") initiated a pro rata distribution (the "Distribution") to the Warburg Pincus partners of approximately 3,520,000 shares of the Company's stock (the "Stock").
Pursuant to the Lock-Up Agreement executed by Warburg Pincus in connection with the Underwriting Agreement dated August 12, 2013 between the Company, certain members of the Company's management, WP IX Finance LP and Warburg Pincus and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the "Underwriting Agreement"), Warburg Pincus received a limited waiver and release for 3,520,000 shares of Company stock from the lock-up period provided for in the Lock-Up Agreement. The Lock-Up Agreements remain in effect for the Company and the certain members of Company's management who were party to the Underwriting Agreement, as well as for Warburg Pincus with respect to the remaining shares of Company stock owned by Warburg Pincus.
The Distribution represents approximately 4% of Warburg Pincus' holdings of Company stock prior to the Distribution. The Distribution is effective as of September 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

September 25, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel